Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-280805, 333-278494, 333-278322, 333-273944, 333-259330, 333-246346, 333-237577, 333-227974, 333-224800, 333-219104, and 333-219096 on Form S-3 and Registration Statement Nos. 333-285374, 333-285383, 333-271808, 333-264957, 333-256992, 333-254451, 333-237225, 333-229320, 333-222582, 333-221788, 333-218164, and 333-216897 on Form S-8 of our report dated February 19, 2026, relating to the financial statements of Pulse Biosciences, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

San Francisco, California

February 19, 2026